Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 2 to Form 10 Registration Statement of our reports dated March 24, 2016, relating to the consolidated financial statements of Lonestar Resources America, Inc., which are contained herein.

/s/ BDO USA, LLP
Dallas, Texas

March 24, 2016